UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2023

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

495 Commerce Drive

Amherst, New York 14228

(Address of Principal Executive Offices, including zip code)

(716) 242-8634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	AMOT	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Allied Motion Technologies Inc. (“the Company”) held its annual stockholders’ meeting on May 3, 2023.  At the annual meeting, the stockholders of the Company (i) elected the seven director nominees, (ii) approved, on an advisory basis, the compensation awarded to the Company’s Named Executive Officers, (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year.

The tables below are calculated based on 16,081,195 shares of the Company’s outstanding Common Stock on the record date of March 9, 2023.

The results of the voting for the seven director nominees were as follows:

Name	For	Against	Abstentions	Broker Non-Votes
Robert B. Engel	11,188,128	139,906	10,952	2,497,094
Richard D. Federico	10,983,129	344,899	10,958	2,497,094
Steven C. Finch	11,187,473	140,560	10,953	2,497,094
James J. Tanous	10,273,264	1,054,939	10,783	2,497,094
Nicole R. Tzetzo	11,063,231	264,626	11,129	2,497,094
Richard S. Warzala	11,151,202	178,936	8,848	2,497,094
Michael R. Winter	11,052,547	275,487	10,952	2,497,094

The results for the advisory vote on executive compensation were as follows:

For	Against	Abstentions	Broker Non-Votes
11,054,730	154,500	129,756	2,497,094

The results of the voting for the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year were as follows:

For	Against	Abstentions
13,810,070	4,150	21,860

Item 9.01Financial Statements and Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:May 10, 2023

ALLIED MOTION TECHNOLOGIES INC.

By: /s/ Michael R. Leach
Michael R. Leach
Senior Vice President & Chief Financial Officer